Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(104,858,337)
Unrealized Gain (Loss) on Market Value of Futures	(140,641,023)
Dividend Income	7,403
Interest Income	15,619
ETF Transaction Fees	28,000
Total Income (Loss)	$(245,448,338)

Expenses
General Partner Management Fees	$364,245
Brokerage Commissions	185,925
SEC & FINRA Registration Expense	25,214
Professional Fees	19,189
NYMEX License Fee	9,106
Prepaid Insurance Expense	7,798
Non-interested Directors' Fees and Expenses	7,213
Total Expenses	$618,690
Net Income (Loss)	$(246,067,028)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/14	$676,331,957
Additions (22,500,000 Shares)	419,004,765
Withdrawals (10,500,000 Shares)	(198,916,115)
Net Income (Loss)	(246,067,028)

Net Asset Value End of Month	$650,353,579
Net Asset Value Per Share (44,466,476 Shares)	$14.63

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612